Exhibit 10.2

To:	Allscripts Healthcare Solutions, Inc. 222 Merchandise Mart Plaza Suite 2024 Chicago, IL 60654 United States of America “Allscripts”

Date:	17 March 2008

Dear Sirs,

We refer to the proposed transactions (the “Proposals”) to be effected pursuant to the Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Misy’s Plc, a public limited company incorporated under the laws of England and Wales with registered number 1360027 (the “Company”), Misy’s Healthcare LLC, a North Carolina limited liability company and a wholly-owned indirect subsidiary of the Company (“Misy’s Healthcare”), and Allscripts, a Delaware corporation (“Allscripts”), details of which will be set out in the circular to be sent by the Company to its shareholders (the “Circular”). We note that the Proposals will be subject to the approval of the Company’s shareholders at a general meeting (the “General Meeting”).

By this deed we hereby confirm (in the case of paragraph 1 below), represent and warrant (in the case of paragraph 3.1 below), acknowledge (in the case of paragraph 3.2 below), covenant and irrevocably undertake in the terms set out below.

1.	We confirm that:

(a)	the number of ordinary shares of 1p each in the capital of the Company specified below (the “Shares”) are, as at the date of this undertaking, legally and beneficially owned by us free from any charge, security interest, option, lien, equity, restriction or any other encumbrance whatsoever:

Name and registered address of registered holder	Number of Shares
ValueAct Capital Master Fund III, L.P.:	12,744,498

(b)	we have full discretionary right, capacity and authority to control the exercise of all voting rights attached to the Shares; there are no other shares in the capital of the Company in which we have any interest (as defined in the City Code on Takeovers and Merger) or have any such rights, other than the shares in the capital of the Company that we will acquire in accordance with the placing and underwriting agreement between us, the Company and JPMorgan Cazenove Limited entered into on 18 March 2008.

2.1	At the General Meeting of the Company’s shareholders at which shareholders will be asked to consider and approve the Proposals, we undertake that:

(a)	we shall vote (either personally or by proxy) in respect of the Shares in favour of the resolution required to implement the Proposals (the “Resolution”) which is to be proposed at the General Meeting (or any adjournment thereof);

(b)	we shall vote against any proposed adjournment of the General Meeting put to the meeting other than by the Chairman;

(c)	(subject to paragraph (d) below) we shall not join in demanding a poll unless such a poll is to be taken forthwith;

(d)	if the Resolution is defeated on a show of hands, we shall call for and join in demanding a poll on the Resolution; and

(e)	we shall not revoke or otherwise withdraw any form of proxy submitted by us or on our behalf in accordance with the provisions of paragraph (a) above.

2.2	We shall, no later than 6.00 pm, London time, on the tenth Business Day after the despatch to the shareholders of the Company of the Circular, together with the accompanying form of proxy for holders of shares in relation to the General Meeting (the “Form of Proxy”), fully complete, duly execute and deliver the Form of Proxy (or procure that this is done), in accordance with the procedure set out in the Circular and on the Form of Proxy, so that such completed, executed and delivered Form of Proxy shall provide an authority to the Chairman of the General Meeting to vote in accordance with the terms of paragraph 2.1 above in respect of the votes attaching to the Shares which are capable of being cast at the General Meeting.

2.3	At or prior to the General Meeting, we shall not (without the prior consent of Allscripts) do anything which restricts the voting rights of any of the Shares nor shall we exercise the voting rights attaching to the Shares in any manner which impedes or frustrates the Proposals (including, but without limitation, by voting in favour of any competing proposal) or the passing of the Resolution.

3.1	We represent and warrant to you that:

(a)	we have the legal capacity to execute and deliver this undertaking, to perform our obligations hereunder and to consummate the transactions contemplated hereby;

(b)	this undertaking has been duly and validly executed and delivered by us and constitutes a legal, valid and binding obligation of us, enforceable against us in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c)	the execution and delivery of this undertaking by us does not, and the performance of our obligations under this undertaking and the consummation by us of the transactions contemplated hereby will not, (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to us or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under any contract to which we are a party;

(d)	the execution and delivery of this undertaking by us does not, and the performance of our obligations under this undertaking will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court or arbitrator or any governmental entity, agency or official; and

(e)	we are a sophisticated investor with respect to our Shares and have independently and without reliance upon Allscripts and based on such information as we have deemed appropriate, made our own analysis and decision to enter into this undertaking.

3.2	We acknowledge that Allscripts has not made, and does not make, any representation or warranty, whether express or implied, of any kind or character whatsoever to us. However, this shall not prejudice or limit in any way the terms of any representations or warranties given by Allscripts under the Merger Agreement.

4.	We agree that we shall not sell, transfer, grant security in respect of, or otherwise dispose of any interest in, the Shares (or any rights arising in relation to the Shares) at any time prior to the Effective Time (as defined in the Merger Agreement) or the date on which the Merger Agreement is terminated in accordance with its terms.

5.	We agree that, if we fail to vote or act in accordance with this undertaking or breach any of our obligations in this undertaking, damages may not be an adequate remedy and, accordingly, Allscripts shall be entitled to seek the remedy of specific performance or injunctive relief in any court of competent jurisdiction. Nothing contained in this undertaking shall be construed as prohibiting any person from pursuing any other remedies available to it, either at law or in equity, in relation to such breach of this undertaking.

7.	The terms of this undertaking shall terminate and cease to be of any further effect upon the earliest of:

(a)	the Effective Time (as defined in the Merger Agreement); or

(b)	the termination of the Merger Agreement in accordance with its terms;

(c)	the board of directors of the Company having made a Change of Parent Recommendation (as defined in the Merger Agreement); or

(d)	12 December 2008,

and where this undertaking does so terminate it is acknowledged that no person shall have any claim against any other person pursuant to the terms of this undertaking save in respect of any prior breaches of such terms. For the avoidance of doubt, if this undertaking is terminated prior to the General Meeting but after the submission of our Form of Proxy, we shall be entitled to withdraw our Form of Proxy and we shall be entitled to cast the votes attaching to the Shares which are capable of being cast at the General Meeting at our sole discretion.

8.	We shall, as promptly as practicable, notify Allscripts of the number of any new shares in the capital of the Company acquired by us, if any, after the date hereof and prior to the General Meeting. Any such shares shall be subject to the terms of this undertaking as though beneficially owned by us on the date hereof. We agree that we will promptly notify Allscripts in writing upon any representation or warranty of us in this undertaking becoming untrue in any material respect or upon an obligation of us not being complied with in any material respect.

10.	We authorise you to refer to this undertaking in the Proxy Statement (as defined in the Merger Agreement) and in any other document, announcement or medium which you are required to release in order to complete the Merger or to disclose it to any persons, if you are required to so disclose by law, regulation, any competent judicial or regulatory body (including, but not limited to, the Securities and Exchange Commission), by Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended.

11.	Any time, date or period mentioned in this undertaking may be extended by mutual agreement in writing between us and Allscripts but time shall be of the essence as regards any time, date or period mentioned in this undertaking or as extended by mutual agreement.

12.	If any term or provision contained in this undertaking shall be held to be illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, that term or provision shall to that extent be deemed not to form part of this undertaking and the enforceability of the remainder of this undertaking shall be unaffected.

13.	This undertaking shall be governed by, and construed in accordance with, English law and we hereby submit to the non-exclusive jurisdiction of the English courts as regards any claim or matter arising in relation to this undertaking.

14.	All notices, requests, claims, demands and other communications under this undertaking shall be in writing and shall be deemed given (a) on the date of delivery, upon delivery in person or if sent by facsimile (receipt of which is confirmed), (b) on the day after delivery, by registered or certified mail (postage prepaid, return receipt requested), or (c) one business day after having been sent by express mail through a nationally recognized overnight courier, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to us, to:

ValueAct Capital Master Fund III, L.P.

435 Pacific Avenue, 4th Floor

San Francisco, CA 94133

United States of America

Telephone: +1 (415) 362-3700

Fax: +1 (415) 362-5727

Attention: Allison Bennington

With a copy (which copy shall not constitute notice) to:

Freshfields Bruckhaus Deringer

65 Fleet Street

London

EC4Y 1HS

Telephone number: +44 (0) 20 7936 4000

Fax number: +44 (0) 20 7832 7001

Attention of: Don Guiney

if to Allscripts, to:

222 Merchandise Mart Plaza

Suite 2024

Chicago, IL 60654

United States of America

Attention: General Counsel

with a copy (which copy shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

Attention: Frederick C. Lowinger and Gary D. Gerstman

Fax: +1 312 853-7036

15.	Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Merger Agreement.

16.	This undertaking shall not have any effect unless and until we receive Allscripts’s written acceptance of the terms set out in this undertaking on or before March 19, 2008.

IN WITNESS whereof this undertaking has been duly executed by us as a deed on the date first stated above.

Executed as a deed by ValueAct Capital Master Fund III, L.P. acting VA Partners III, LLC under its authority

/s/ Jeffrey Ubben
(Authorised signatory)

Countersigned by way of agreement with the terms of this undertaking.

/s/ Lee Shapiro
Authorised signatory for
Allscripts Healthcare Solutions, Inc.